Exhibit 99.1

           Benihana Inc. Reports Solid Gains in Third Quarter Results

     MIAMI--(BUSINESS WIRE)--Feb. 2, 2006--Benihana Inc. (the "Company") (NASDAQ:BNHNA and BHNH), operator of the nation's largest chain of Japanese theme and sushi restaurants, today reported increased operating results for the fiscal third quarter (12 weeks) ended January 1, 2006, benefiting from strong gains in comparable sales and guest counts.

     -- Net income rose to $3.3 million, or $0.30 per share fully diluted, compared to $2.0 million, or $0.20 per share fully diluted in last year's fiscal third quarter. (The prior year's third quarter included approximately $1.2 million ($0.08 a share) in litigation costs, and had approximately 8% fewer shares outstanding.)

     -- Total revenues for the quarter increased 11.2%, to $55.6 million, compared with $50.1 million in the corresponding year-ago period. Total restaurant sales rose by $5.7 million compared to last year's fiscal third quarter, or 11.5%, with comparable unit sales increases accounting for $3.5 million of the gain.

     -- Gross profit for the quarter advanced 10.4%, to $41.9 million from $37.9 million a year ago, and gross margins were 75.7%, compared with 76.4% in the prior year fiscal third quarter.

     -- Restaurant operating profits (see accompanying discussion) increased 18.1% from last year's fiscal third quarter to $10.3 million, from $8.7 million in the similar year-ago third quarter period, with ROP margin rising to 18.7%, from 17.6% last year.

     "The Company's third quarter results primarily reflects gains in comparable sales, continuing the momentum in steadily improving guest counts. Our comparable sales gains added operating leverage and continued the trend of consistently improving profitability for all of our concepts," said Joel A. Schwartz, President and CEO. "We have a strong capital base to support our expansion program and we continue to focus on building new teppanyaki restaurants and remodeling older units to conform with our new model, and accelerated development of additional RA Sushi restaurants. We are pleased with the progress Benihana continues to make. The company's focus remains clearly on the achievement of enhanced shareholder value."
     Comparable sales increased 7.4%, which reflected gains of 5.1% in the Benihana teppanyaki restaurants, 35.5% at RA Sushi and 1.7% at Haru. Total guest counts at 2.1 million for the quarter were up 8.0% from the comparable fiscal third quarter a year ago. Benihana teppanyaki restaurant total guest counts increased 3.5%, RA Sushi's total guest counts rose 34.1% and at Haru total guest counts increased 29.2%. Labor and related costs as a percentage of sales declined to 33.4%, from 35.5% a year ago, underscoring steady improvement in productivity and additional operating leverage from the gains in comparable sales.
     Reflected in third quarter results was the acquisition of a teppanyaki restaurant in Tucson, AZ, which was offset by sale of a restaurant in Monterey, CA. Planned openings for remodeled restaurants include a new RA Sushi in Houston and a teppanyaki re-opening in Short Hills, NJ this month. Currently under development are teppanyaki restaurants in Coral Gables (slated to open in March) and Miramar, FL, and eight RA Sushi restaurants in Houston, TX, Lombard and Glenview, IL, Palm Beach Gardens, FL, and Corona, Huntington Beach, Torrance and Tustin, CA.

     Fiscal 2006 Fourth Quarter Outlook

     Currently, a teppanyaki restaurant in Cleveland, OH, is expected to remain closed through the end of the current fiscal year. Plans are for a teppanyaki restaurant in Memphis, TN, to close in late February 2006 and remain closed for approximately 13 weeks. Both are involved in remodeling.
     With approximately 10% more average shares outstanding than in the corresponding period of the prior year, per share net for the fourth fiscal quarter is expected to approximate between $0.34 and $0.36.

     About Benihana

     Benihana, now in its 41st year operates 72 restaurants nationwide, including 56 Benihana teppanyaki restaurants, seven Haru sushi restaurants, eight RA Sushi Bar Restaurants and one Doraku restaurant. Under development at present are ten restaurants - two Benihana teppanyaki restaurants and eight RA Sushi restaurants. In addition, a total of 23 franchised Benihana teppanyaki restaurants are now open or under development in the U.S. and Latin America.

     Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under Federal Securities Laws. "Forward-looking statements" are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, changes in customers' tastes and preferences, acceptance of the Company's concepts in new locations, obtaining qualified personnel, industry cyclicality, fluctuations in customer demand, the seasonal nature of the business, fluctuations of commodities costs, the ability to complete construction of new units in a timely manner, obtaining governmental permits on a reasonably timely basis, and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

     Conference Call Scheduled

     A conference call conducted by Benihana Inc. management will take place on Thursday, February 2, 2006, at 4:30 P.M. (ET). You may listen over the Internet at http://www.benihana.com. To listen to the live call on the Internet, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available two hours after the end of the live call, through midnight February 16, 2006. For replay, dial 877-519-4471 and use PIN number 6982268.


Benihana Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited)

(in thousands except per share data)

                                 Three Periods Ended
                                 -------------------
                                 1-Jan-06  2-Jan-05   $Change  %Change
                                 -------------------- ----------------

Revenues
Restaurant sales                  $55,345   $49,626    $5,719    11.5%
Franchise fees and royalties          299       425      -126   -29.6%
                                 -------------------------------------
Total revenues                     55,644    50,051     5,593    11.2%
                                 -------------------------------------
Costs and Expenses
Cost of food and beverage sales    13,476    11,695     1,781    15.2%
Restaurant operating expenses      31,542    29,190     2,352     8.1%
Restaurant opening costs              200       114        86    75.4%
Marketing, general and
 administrative expenses            4,978     5,718      -740   -12.9%
                                 -------------------------------------
Total operating expenses           50,196    46,717     3,479     7.4%
                                 -------------------------------------

Earnings from operations            5,448     3,334     2,114    63.4%
Interest (income) expense, net        -68        56      -124  -221.4%
                                 -------------------------------------

Earnings before income taxes and
 minority interest                  5,516     3,278     2,238    68.3%
Income tax provision                2,107     1,130       977    86.5%
                                 -------------------------------------

Earnings before minority interest   3,409     2,148     1,261    58.7%
Minority interest                     109       131       -22   -16.8%
                                 -------------------------------------

Net income                          3,300     2,017     1,283    63.6%
Less: accretion of issuance costs
 and preferred stock dividends        251       132       119    90.2%
                                 -------------------------------------

Net income attributable to common
 stockholders                      $3,049    $1,885    $1,164    61.8%
                                 =====================================

Earnings Per Share
Basic earnings per common share     $0.33     $0.21     $0.12    57.1%
                                 =====================================
Diluted earnings per common share   $0.30     $0.20     $0.10    50.0%
                                 =====================================

Weighted Average Shares Outstanding
Basic                               9,365     9,160       205     2.2%
                                 =====================================
Diluted                            11,005    10,188       817     8.0%
                                 =====================================


Benihana Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited)

(in thousands except per share data)

                                  Ten Periods Ended
                                --------------------
                                 1-Jan-06  2-Jan-05   $Change  %Change
                                --------------------  ----------------

Revenues
Restaurant sales                 $183,236  $162,361   $20,875    12.9%
Franchise fees and royalties        1,095     1,191       -96    -8.1%
                                --------------------------------------
Total revenues                    184,331   163,552    20,779    12.7%
                                --------------------------------------

Costs and Expenses
Cost of food and beverage sales    44,322    40,626     3,696     9.1%
Restaurant operating expenses     105,623    95,899     9,724    10.1%
Restaurant opening costs              679       667        12     1.8%
Marketing, general and
 administrative expenses           16,256    16,997      -741    -4.4%
                                --------------------------------------
Total operating expenses          166,880   154,189    12,691     8.2%
                                --------------------------------------

Earnings from operations           17,451     9,363     8,088    86.4%
Interest expense, net                  28       242      -214   -88.4%
                                --------------------------------------

Earnings before income taxes and
 minority interest                 17,423     9,121     8,302    91.0%
Income tax provision                6,367     3,038     3,329   109.6%
                                --------------------------------------

Earnings before minority interest  11,056     6,083     4,973    81.8%
Minority interest                     413       493       -80   -16.2%
                                --------------------------------------

Net income                         10,643     5,590     5,053    90.4%
Less: accretion of issuance costs
 and preferred stock dividends      1,180       290       890   306.9%
                                --------------------------------------

Net income attributable to common
 stockholders                      $9,463    $5,300    $4,163    78.5%
                                ======================================

Earnings Per Share
Basic earnings per common share     $1.02     $0.59     $0.43    72.9%
                                ======================================
Diluted earnings per common share   $1.01     $0.56     $0.45    80.4%
                                ======================================

Weighted Average Shares Outstanding
Basic                               9,295     9,050       245     2.7%
                                ======================================
Diluted                            10,548     9,979       569     5.7%
                                ======================================


Benihana Inc. and Subsidiaries
Sales by Concept
(Unaudited)

(in thousands)
                                 Three Periods Ended
                                 -------------------
                                 1-Jan-06  2-Jan-05   $Change  %Change
                                 -------------------  ----------------

Total restaurant sales by concept:
   Benihana                       $43,222   $40,298    $2,924     7.3%
   Haru                             6,270     4,974     1,296    26.1%
   RA Sushi                         5,396     3,983     1,413    35.5%
   Sushi Doraku                       457       371        86    23.2%
                                 -------------------------------------
Total restaurant sales            $55,345   $49,626    $5,719    11.5%
                                 =====================================

Comparable restaurant sales by
 concept:
   Benihana                       $40,529   $38,568    $1,961     5.1%
   Haru                             5,057     4,974        83     1.7%
   RA Sushi                         5,396     3,983     1,413    35.5%
   Sushi Doraku                       457       371        86    23.2%
                                 -------------------------------------
Total comparable restaurant
 sales                            $51,439   $47,896    $3,543     7.4%
                                 =====================================


                                  Ten Periods Ended
                                 -------------------
                                 1-Jan-06  2-Jan-05   $Change  %Change
                                 -------------------  ----------------

Total restaurant sales by concept:
   Benihana                      $142,925  $131,394   $11,531     8.8%
   Haru                            21,001    17,296     3,705    21.4%
   RA Sushi                        17,837    12,518     5,319    42.5%
   Sushi Doraku                     1,473     1,153       320    27.8%
                                 -------------------------------------
Total restaurant sales           $183,236  $162,361   $20,875    12.9%
                                 =====================================


Comparable restaurant sales by
 concept:
   Benihana                      $135,855  $127,137    $8,718     6.9%
   Haru                            17,499    17,296       203     1.2%
   RA Sushi                        16,238    12,518     3,720    29.7%
   Sushi Doraku                     1,473     1,153       320    27.8%
                                 -------------------------------------
Total comparable restaurant
 sales                           $171,065  $158,104   $12,961     8.2%
                                 =====================================


Benihana Inc. and Subsidiaries
Restaurant Operating Profit
(Unaudited)

(in thousands)
                                 Three Periods Ended
                                 -------------------
                                 1-Jan-06  2-Jan-05   $Change  %Change
                                 -------------------  ----------------

Restaurant sales                  $55,345   $49,626    $5,719    11.5%
Cost of food & beverage sales      13,476    11,695     1,781    15.2%
                                 -------------------------------------
Gross profit                       41,869    37,931     3,938    10.4%
                                 -------------------------------------

Restaurant operating expenses:
Labor and related costs            18,472   17,604        868     4.9%
Restaurant supplies                 1,143      999        144    14.4%
Credit card discounts               1,038      908        130    14.3%
Utilities                           1,330    1,140        190    16.7%
Occupancy costs                     3,295    2,943        352    12.0%
Depreciation and amortization       2,449    2,204        245    11.1%
Other restaurant operating
 expenses                           3,815     3,392       423    12.5%
                                 -------------------------------------
Total restaurant operating
 expenses                          31,542    29,190     2,352     8.1%
                                 -------------------------------------

Restaurant operating profit       $10,327    $8,741    $1,586    18.1%
                                 =====================================

                                  Ten Periods Ended
                                 -------------------
                                 1-Jan-06  2-Jan-05   $Change  %Change
                                 -------------------  ----------------

Restaurant sales                 $183,236  $162,361   $20,875    12.9%
Cost of food & beverage sales      44,322    40,626     3,696     9.1%
                                 -------------------------------------
Gross profit                      138,914   121,735    17,179    14.1%
                                 -------------------------------------

Restaurant operating expenses:
Labor and related costs            62,083    57,747     4,336     7.5%
Restaurant supplies                 3,720     3,168       552    17.4%
Credit card discounts               3,365     2,916       449    15.4%
Utilities                           4,633     3,978       655    16.5%
Occupancy costs                    11,006     9,653     1,353    14.0%
Depreciation and amortization       8,036     7,118       918    12.9%
Other restaurant operating
 expenses                          12,780    11,319     1,461    12.9%
                                  ------------------------------------
Total restaurant operating
 expenses                         105,623    95,899     9,724    10.1%
                                  ------------------------------------

Restaurant operating profit       $33,291   $25,836    $7,455    28.9%
                                  ====================================


Benihana Inc. and Subsidiaries
Restaurant Operating Margins
(Unaudited)

                                                  Three Periods Ended
                                               -----------------------
                                                   1-Jan-06  2-Jan-05
                                               -----------------------

Restaurant sales                                    100.00%   100.00%
Cost of food and beverage sales                      24.35%    23.57%
                                               ----------------------
Gross profit margin                                  75.65%    76.43%
                                               ----------------------

Restaurant operating expenses:
Labor and related costs                              33.38%    35.47%
Restaurant supplies                                   2.07%     2.01%
Credit card discounts                                 1.88%     1.83%
Utilities                                             2.40%     2.30%
Occupancy costs                                       5.95%     5.93%
Depreciation and amortization                         4.42%     4.44%
Other restaurant operating expenses                   6.89%     6.84%
                                               ----------------------
Total restaurant operating expenses                  56.99%    58.82%
                                               ----------------------

Restaurant operating profit margin                   18.66%    17.61%
                                               ======================

                                                  Ten Periods Ended
                                               ----------------------
                                                  1-Jan-06  2-Jan-05
                                               ----------------------

Restaurant sales                                    100.00%   100.00%
Cost of food and beverage sales                      24.19%    25.02%
                                               ----------------------
Gross profit margin                                  75.81%    74.98%
                                               ----------------------

Restaurant operating expenses:
Labor and related costs                              33.88%    35.57%
Restaurant supplies                                   2.03%     1.95%
Credit card discounts                                 1.84%     1.80%
Utilities                                             2.53%     2.45%
Occupancy costs                                       6.01%     5.95%
Depreciation and amortization                         4.39%     4.38%
Other restaurant operating expenses                   6.97%     6.97%
                                                ---------------------
Total restaurant operating expenses                  57.64%    59.07%
                                                ---------------------

Restaurant operating profit margin                   18.17%    15.91%
                                                =====================


Benihana Inc. and Subsidiaries
Balance Sheet Data
(Unaudited)

(in thousands)
                                                  1-Jan-06  27-Mar-05
                                                 --------------------

Assets
Cash and cash equivalents                          $16,188    $3,278
Other current assets                                12,384     9,625
                                                 --------------------
Total current assets                                28,572    12,903

Property and equipment, net                        115,648   108,132
Goodwill                                            28,131    28,131
Other assets                                         5,741     5,088
                                                 --------------------

                                                  $178,092  $154,254
                                                 ====================

Liabilities and Stockholders' Equity
Current maturity of bank debt                       $3,333    $3,333
Current maturity of capital leases                       0        26
Other current liabilities                           26,841    23,082
                                                  -------------------
Total current liabilities                           30,174    26,441

Long-term debt--bank                                 3,333     6,667
Other liabilities                                    7,605     6,635
                                                  -------------------
Total liabilities                                   41,112    39,743

Minority interest                                    2,412     1,999
Convertible preferred stock                         19,253     9,305
Total stockholders' equity                         115,315   103,207
                                                  -------------------

                                                  $178,092  $154,254
                                                  ===================


     Non GAAP Financial Measure

     The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy and other restaurant operating expenses. It does not include marketing, general and administrative expenses, restaurant opening expenses, interest expense, minority interest, and income tax expense. The Company believes restaurant operating profit is an important measure of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance.
     Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to earnings from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The tables below set forth the Company's reconciliation of restaurant operating profit to earnings from operations and net income, the most comparable GAAP measures.


Benihana Inc. and Subsidiaries
Reconciliation of Restaurant Operating Profit to Net Income
(Unaudited)

(in thousands)
                                                 Three Periods Ended
                                                ---------------------
                                                  1-Jan-06  2-Jan-05
                                                ---------------------

Restaurant operating profit                        $10,327    $8,741
Plus:
Franchise fees and royalties                           299       425
Less:
Restaurant opening costs                               200       114
Marketing, general and administrative expenses       4,978     5,718
                                                ---------------------

Earnings from operations                             5,448     3,334
Less:
Interest (income) expense, net                         -68        56
Income tax provision                                 2,107     1,130
Minority interest                                      109       131
                                                   ------------------

Net income                                          $3,300    $2,017
                                                   ==================


Benihana Inc. and Subsidiaries
Reconciliation of Restaurant Operating Profit to Net Income
(Unaudited)

(in thousands)

                                                  Ten Periods Ended
                                               ----------------------
                                                 1-Jan-06   2-Jan-05
                                               ----------------------

Restaurant operating profit                        $33,291   $25,836
Plus:
Franchise fees and royalties                         1,095     1,191
Less:
Restaurant opening costs                               679       667
Marketing, general and administrative expenses      16,256    16,997
                                               ----------------------

Earnings from operations                            17,451     9,363
Less:
Interest expense, net                                   28       242
Income tax provision                                 6,367     3,038
Minority interest                                      413       493
                                               ----------------------
Net income                                         $10,643    $5,590
                                               ======================


     CONTACT: Benihana Inc.
              Joel A. Schwartz or Michael R. Burris, 305-593-0770 or
              Anreder & Company
              Corporate Relations:
              Steven Anreder, 212-532-3232